Exhibit 32.1
SECTION 1350 CERTIFICATIONS

I, Kevin Mandia, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, that the Quarterly Report of FireEye, Inc. on Form 10-Q for the quarterly period ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of FireEye, Inc.

Date: August 5, 2016	/s/ Kevin Mandia
Kevin Mandia
Chief Executive Officer
(Principal Executive Officer)

I, Michael J. Berry, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, that the Quarterly Report of FireEye, Inc. on Form 10-Q for the quarterly period ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of FireEye, Inc.

Date: August 5, 2016	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)